UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2005

Collegiate Funding Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50846	04-3649118
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10304 Spotsylvania Avenue, Suite 100, Fredericksburg, Virginia		22408
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(540) 374-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On Friday, September 30, 2005, Collegiate Funding Services, LLC, a wholly owned subsidiary of Collegiate Funding Services, Inc. ("CFSI") entered into a loan purchase agreement with JPMorgan Chase Bank, N.A. Under the terms of the agreement, JPMorgan Chase Bank has agreed to purchase from Collegiate Funding Services $500 million of consolidation loans originated by CFS under the Federal Family Education Loan Program (FFELP). Purchases under this agreement will occur from time to time during the next twelve months.

Item 8.01 Other Events.

On Thursday, October 6, 2005, CFSI announced that, on September 30, 2005, it had entered into a loan purchase agreement with JPMorgan Chase Bank, N.A. and a loan purchase agreement with an affiliate of The Goldman Sachs Group, Inc. CFSI also announced that its subsidiary, CFS-SunTech Servicing LLC, would provide life-of-loan servicing for the loans purchased by JPMorgan Chase Bank and Goldman.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Exhibit Description
99.1 Press release dated October 6, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Collegiate Funding Services, Inc.

October 6, 2005	By:	/s/ Kevin A. Landgraver

Name: Kevin A. Landgraver
Title: Chief Financial Office and Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 6, 2005